FUSION	Philip Turits
CONTACT:	212-972-2000
pturits@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc.
212-732-4300
adhellman@ceocast.com

MEDIA	Rubenstein Associates
CONTACT:	John Henderson
212-843-8054
jhenderson@rubenstein.com

Fusion Completes Development of its Proprietary PC-Based VoIP Softphone

Allows Company To Differentiate Its efonica® VoIP Offering

New York, June 14, 2006 -- Fusion Telecommunications International, Inc. (AMEX: FSN), a provider of advanced VoIP services, today announced that it has completed the first version of its proprietary computer-based efonica telephone, or “softphone,” a software application that transforms a personal computer into a VoIP telephone. Concurrent with the launch of Fusion’s new, efonica-branded VoIP services later this month, customers will be able to download a beta version of the feature-rich softphone to their PCs at no cost by accessing the efonica website at www.efonica.com.

Unlike the capability of many other providers of VoIP services, Fusion’s new efonica softphone allows either broadband or dial-up connected users to make calls over its high-quality VoIP network. With dial-up service prevalent in the developing countries that Fusion targets, the Company provides a solution to customers who have previously been unable to access VoIP services due to the lack of a broadband connection.

The new softphone is an integral part of a new free service offering that Fusion is introducing before the end of June. Fusion will use its free efonica service to create a worldwide community of subscribers, primarily targeting consumers who call internationally, a market segment historically burdened by expensive per minute charges. Fusion will also offer additional value-added services for a small fee, including voicemail solutions and the ability to call any off-net landline or mobile number throughout the world.

“The completion of our softphone represents a significant milestone in Fusion’s evolution as a next generation VoIP provider,” said Matthew Rosen, Fusion's President and CEO. “It is a measure of the uniqueness of the efonica service; and it includes proprietary features that support the way we deliver VoIP, an approach we believe to be one of a kind in the industry. Additionally, the decision to develop our own softphone gives Fusion the flexibility to develop future versions to meet the varied needs of our worldwide customer base.”

“In this age of rapid and complex technological developments, customers are looking for simple solutions to complicated problems. This is the key driver behind Fusion’s development of a feature-rich softphone based on simplicity,” said Roger Karam, President of Fusion’s VoIP Division. “Customers not interested in advanced features are able to use the service without the distraction of confusing feature buttons, but those interested in the advanced features have easy access to them.”

About Fusion:

Fusion provides its efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 45 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.